Exhibit 10.6

Amendment No. 1 to Employment Agreement

This Amendment No. 1 to Employment Agreement (this "Amendment") is entered into on May 6, 2005 between MapInfo Corporation, One Global View, Troy, NY 12180 ("MapInfo" or the "Company"), and Bert C. Tobin ("Tobin").

WHEREAS, MapInfo and Tobin have previously entered into an Employment Agreement dated October 1, 2003 (the "Employment Agreement"); and

WHEREAS, MapInfo and Tobin desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, MapInfo and Tobin hereby agree as follows:

    Amendments
      Section 6.5.1 of the Employment Agreement is hereby deleted and replaced in its entirety with the following new Section 6.5.1:

      "6.5.1 MapInfo will pay Tobin as severance a lump-sum payment equivalent to his highest annual remuneration (consisting of base salary and actual incentive compensation) achieved during the immediately preceding three-year period."

      Section 6.6.1 of the Employment Agreement is hereby deleted and replaced in its entirety with the following new Section 6.6.1:

    "6.6.1 The controlling company shall pay Tobin as severance a lump-sum payment equivalent to two times his highest annual remuneration (consisting of base salary and actual incentive compensation) achieved during the immediately preceding five-year period."

    Miscellaneous
      Except as provided in Section 1 above, the Employment Agreement shall remain unchanged in all other respects and shall continue in full force and effect.
      This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

EXECUTIVE:	MAPINFO CORPORATION

/s/ Bert C. Tobin Bert C. Tobin	By: /s/ Mark P. Cattini Name Mark P. Cattini Title: President and CEO